                                                                    EXHIBIT 23.2


                          [ARTHUR ANDERSEN LETTERHEAD]


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report (and to all reference to our Firm) included in or made a part of this registration statement on From S-8.



/s/ T N Soong & Co.

T N Soong & Co.
A Member Firm of Andersen Worldwide, SC
Taipei, Taiwan, the Republic of China
October 11, 2000